                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 5.2

[CHINESE CHARACTERS]

FANGDA PARTNERS     [CHINESE CHARACTERS]                                 Room 2202-2207, Kerry Center
      PRC LAWYERS   [CHINESE CHARACTERS] 1515 [CHINESE CHARACTERS]       1515, Nan Jing West Road,
                    [CHINESE CHARACTERS] 2202-2207 [CHINESE CHARACTERS]  Shanghai 200040, PRC
                    [CHINESE CHARACTERS] 200040

[CHINESE CHARACTERS] (TELEPHONE):           86-21-5298-5566    WRITER'S E-MAIL:        Mqi@fangdalaw.com
[CHINESE CHARACTERS] (FAX):            86-21-5298-5577/5599    WRITER'S DIRECT DIAL:     86-21-5298 6777
[CHINESE CHARACTERS] (WEBSITE):    http://www.fangdalaw.com    YOUR REF:
[CHINESE CHARACTERS] (E-MAIL):          email@fangdalaw.com    OUR REF:                          05CF123

Focus Media Holding Limited

Goldman Sachs (Asia) L.L.C.
Credit Suisse First Boston
and the other Underwriters to be named in the underwriting agreement referred to below

c/o Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

                                                                  [      ], 2006

                                RE: LEGAL OPINION

Ladies and Gentlemen,

We are qualified lawyers of the People's Republic of China ("PRC") and are qualified to issue an opinion on the laws and regulations of the PRC. We have been requested to give this opinion pursuant to the terms of that certain underwriting agreement dated [ ], 2006 (the "Underwriting Agreement") among the several underwriters, Focus Media Holding Limited (the "Company"), a company organized under the laws of the Cayman Islands, and the several selling shareholders named therein. For the purpose of this opinion, PRC does not include the regions of Hong Kong, Macao and Taiwan and capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

We are acting as PRC counsel to the Company in connection with (A) the Company's Registration Statement, the Prospectus and the Pricing Disclosure Package as of the Applicable Time relating to the follow-on offering by the Company and certain selling shareholders of the Company of a certain number of the Company's American Depositary Shares ("ADSs"), each representing ten ordinary shares of par value

US$0.00005 per share of the Company, and (B) the sale of the Company's ADSs and listing of the Company's ADSs on the Nasdaq National Market (the "Transaction").

Specifically, we have been requested, pursuant to the terms of the Underwriting Agreement dated [ ], to give this opinion on, inter alia, (A) the legality of the ownership structure of all of the following entities (collectively referred to herein as the "PRC Group Entities"): (i) Focus Media Technology (Shanghai) Co., Ltd. ("Focus Media Technology"); (ii) Shanghai Focus Media Advertisement Co., Ltd. ("Focus Media Advertisement") and its branches in Beijing, Shenzhen, Guangzhou and Wenzhou, Suzhou, Wuxi, [Yan Cheng, Maoming and Mianyang] (collectively, the "AdCo Branches"); (iii) New Focus Media Advertisement Co., Ltd. ("New Focus Media Advertisement"); (iv) Focus Media Digital Information Technology (Shanghai) Co., Ltd. ("Focus Media Digital"); [(v) Shanghai Framedia Investment Consulting Co., Ltd. ("Framedia Investment")] and (vi) each of the following PRC entities (collectively, the "AdCo Subsidiaries"): (1) Chongqing Geyang Focus Media Culture & Broadcasting Co., Ltd., (2) Zhejiang Ruihong Focus Media Advertising Communications Co., Ltd., (3) Qingdao Fukesi Advertisement Co., Ltd., (4) Changsha Focus Media Shiji Advertisement Co., Ltd., (5) Dalian Focus Media Advertising Co., Ltd., (6) Shanghai On-Target Advertisement Co., Ltd., (7) Sichuan Focus Media Advertising Communications Co., Ltd., (8) Yunnan Focus Media Co., Ltd., (9) Nanjing Focus Media Advertising Co., Ltd., (10) Wuhan Geshi Focus Media Advertising Co., Ltd., (11) Shanghai Perfect Media Advertising Agency Co., Ltd., (12) Shanghai Qianjian Advertising Co., Ltd., (13) Guangzhou Framedia Advertising Company Ltd., (14) Zhuhai Focus Media Culture and Communication Company Ltd., (15) [Hebei Focus Media Advertising Company Ltd.],
(16) Tianjin Focus Tongsheng Advertising Company Ltd., (17) Xiamen Focus Media Advertising Company Ltd., (18) Xi'an Focus Media Advertising & Information Company Ltd., (19) Shanghai Focus Media Advertising Agency Co., Ltd., (20) [New Focus Media Technology (Shanghai) Co., Ltd. ("New Focus Media Technology"), (21) Shenyang Focus Media Advertising Co., Ltd., (22) Shenzhen Bianjie Building Advertisement Co., Ltd., (23) Hefei Fukesi Advertising Co. Ltd., [(24) [Fuzhou Fukesi], (25) [Jinan Hezhong], (26) Shanghai Framedia Advertising Development Co., Ltd., (27) Shanghai New Structure Advertisement Co., Ltd., and (28) Guangdong Shiji Shenghuo Advertisement Co., Ltd., (B) the legality, validity and enforceability of the agreements listed in Schedule I hereto (collectively, the "Agreements"), (C) the legality of the transactions and business operations of the PRC Group Entities as described in the Prospectus, and (D) certain matters relating to the Underwriting Agreement.

As used herein, (A) "PRC Law" means all applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations and other legislation of the PRC, including tax laws and regulations, in effect on the date of this opinion and as of the Applicable Time; (B) "PRC Authorities" means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC; and (C) "Approvals" means all approvals, consents, waivers, sanctions, certificates, authorizations, filings, disclosures, registrations, exemptions, permissions, endorsements, annual inspections, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Law.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, Approvals and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, originals or copies of the Agreements and certificates issued by PRC Authorities and officers of the Company.

In examination of the documents and for the purpose of giving this opinion, we have assumed without further inquiry:

      (a) the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies;

      (b) the truthfulness, accuracy and completeness of all factual statements in the documents; and

      (c) that all parties to the Agreements (other than the PRC Group Entities, Jason Nanchun Jiang and Jimmy Wei Yu) have the requisite power and authority to enter into the Agreements and to perform their obligations thereunder, that and all parties to the Agreements (other than the PRC Group Entities, Jason Nanchun Jiang and Jimmy Wei Yu) have duly authorized, executed and delivered the relevant Agreements and that none of the Agreements has been revoked, amended, varied, cancelled or supplemented as of the date of this opinion. Based on the foregoing, we are of the opinion that: [PRC COUNSEL TO CONFIRM THAT THERE ARE NO OTHER PARTIES TO THE STRUCTURE AGREEMENTS WHO ARE INDIVIDUALS]

1. Each of Focus Media Technology and New Focus Media Technology has been duly organized and is validly existing as a wholly foreign owned enterprise with legal person status and limited liability under PRC Law and its business license and articles of association are in full force and effect under, and in compliance with, PRC Law. Each of Focus Media Technology and New Focus Media Technology has been duly qualified as a foreign invested enterprise. All of the registered capital of each of Focus Media Technology [and New Focus Media Technology] has been fully paid and all the equity interest of the Focus Media Technology [and New Focus Media Technology] is owned by Focus Media (China) Holding Limited ("Focus Media Hong Kong") and, to the best of our knowledge after due inquiry, such equity interest is owned by Focus Media Hong Kong free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other third party right (collectively, "Encumbrances"). Framedia Investment has been duly organized and is validly existing as a wholly foreign owned enterprise with legal person status and limited liability under PRC Law and its business license and articles of association are in full force and effect under, and in compliance with, PRC Law. Framedia Investment has been duly qualified as a foreign invested enterprise. [All of the registered capital of Framedia Investment has been fully paid and all the equity interest of the

      Framedia Investment is owned by Infoachieve Limited ("Infoachieve") and, to the best of our knowledge after due inquiry, such equity interest is owned by Infoachieve free and clear of any Encumbrances.]

2. Each of Focus Media Advertisement, New Focus Media Advertisement, Focus Media Digital and the AdCo Subsidiaries, has been duly organized and is validly existing as a limited liability company under PRC Law and its business license and articles of association are in full force and effect under, and in compliance with, PRC Law. All of the registered capital of Focus Media Advertisement has been fully paid and 85% of the equity interest of Focus Media Advertisement is owned by Jason Nanchun Jiang and 15% of the equity interest of Focus Media Advertisement is owned by Jimmy Wei Yu and, to the best of our knowledge after due inquiry, such equity interest is owned by each of Jason Nanchun Jiang and Jimmy Wei Yu free and clear of any Encumbrances, except as described in the Prospectus. Each of Jason Nanchun Jiang and Jimmy Wei Yu is a PRC citizen. Each of the AdCo Branches has been duly established and is validly existing with its business license in full force and effect under PRC Law. All of the registered capital of New Focus Media Advertisement [has] been fully paid and 90% of the equity interest of New Focus Media Advertisement is owned by Focus Media Digital and 10% of the equity interest of New Focus Media Advertisement is owned by Focus Media Advertisement and, to the best of our knowledge after due inquiry, such equity interest is owned by each of Focus Media Digital and Focus Media Advertisement free and clear of any Encumbrances, except as described in the Pricing Disclosure Package as of the Applicable Time. All of the registered capital of Focus Media Digital has been fully paid and 90% of the equity interest of Focus Media Digital is owned by Focus Media Technology and 10% of the equity interest of Focus Media Digital is owned by Focus Media Advertisement and, to the best of our knowledge after due inquiry, except as described in the Pricing Disclosure Package as of the Applicable Time, such equity interest is owned by each of them free and clear of any Encumbrances. All of the registered capital of each of the AdCo Subsidiaries has been fully paid, and all the equity interests in the AdCo Subsidiaries is owned by Focus Media Advertisement in the percentages set forth in the "Our Corporate Structure" section of the Pricing Disclosure Package as of the Applicable Time and the Prospectus, to the best of our knowledge after due inquiry, such equity interests are owned by Focus Media Advertisement free and clear of any Encumbrances, except as described in the Pricing Disclosure Package as of the Applicable Time. [PRC COUNSEL TO ADD ALL NEW DOMESTIC COMPANIES]

3. Except as described in the Pricing Disclosure Package as of the Applicable Time, each of the PRC Group Entities has full legal right, authority, power and all necessary Approvals to own, use, sell, lease, license and operate its assets and to conduct its business as described in the Prospectus, none of the Approvals contains any materially burdensome restrictions or conditions not described in the Pricing Disclosure Package as of the Applicable Time and the Prospectus, and each of the PRC Group Entities is in compliance with the provisions of such Approvals in all material respects. Except as described in the Pricing Disclosure Package as of the Applicable Time, we are not aware, after due inquiry, of anything that will cause us to reasonably believe that any PRC Authorities are considering modifying, suspending, revoking or not renewing any such Approvals.

4. Except as described in the Pricing Disclosure Package as of the Applicable Time, to the best of our knowledge after due inquiry, none of the PRC Group Entities is (A) in violation of any PRC Law; (B) in violation of its business license, articles of association, other constitutional documents (if any) or Approvals; (C) in breach or default in the performance or observance of any of the terms or provisions of the Agreements; or (D) apart from the Agreements, in breach or default in the performance or observance of any of the terms or provisions of any contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violation, breach or default under clauses (A) and (D) which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, shareholders' equity, results of operations or position, financial or otherwise, of the PRC Group Entities.

5. In the course of our representation of the Company, nothing has come to our attention that would lead us to reasonably believe (A) that the description of the display placement agreements and frame placement agreements in the "Business" section of the Pricing Disclosure Package as of the Applicable Time and the Prospectus is not true, complete and accurate in all material respects, or (B) that except as described in the Pricing Disclosure Package as of the Applicable Time any of the display placement agreements or frame placement agreements would be unenforceable under PRC Law, provided that you understand that our opinion in this paragraph is based solely on our review of what we believe, based upon our due inquiry with the Company, is a representative sample of the display placement agreements and a representative sample of the frame placement agreements and that we have not performed any comprehensive review of all of the display placement agreements.

6. Each of the PRC Group Entities, Jason Nanchun Jiang and Jimmy Wei Yu has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the Agreements to which they are a party, and has authorized, executed and delivered each of the Agreements to which they are a party, and such obligations constitute valid, legal and binding obligations enforceable against each of them in accordance with the terms of each of the Agreements. Each of the Agreements is in proper legal form under PRC Law for the enforcement thereof against each of the PRC Group Entities, Jason Nanchun Jiang and Jimmy Wei Yu, as the case may be, in the PRC without further action by any of them. [PRC COUNSEL TO CONFIRM THAT THERE ARE NO OTHER PARTIES TO THE STRUCTURE AGREEMENTS WHO ARE INDIVIDUALS]

7. The execution, delivery and performance of each of the Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, will not (A) result in any violation of the business license, articles of association, other constitutional documents (if any) or Approvals of any of the PRC Group Entities; (B) result in any violation of or penalty under any PRC Law; or (C) to the best of our knowledge, after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject, except for such violation, breach or default under clauses (B) and (C) which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, shareholders' equity, results of operations or position, financial or otherwise, of the PRC Group Entities.

8. The description of the corporate structure of the PRC Group Entities and the Agreements set forth in the "Our Corporate Structure", "Related Party Transactions -- Agreements Among Us, Focus Media Technology, Focus Media Digital, Focus Media Advertisement and Its Subsidiaries", and "Related Party Transactions - Agreements Among Us, Framedia Investment, Framedia Advertisement and its Subsidiaries" sections of the Pricing Disclosure Package as of the Applicable Time and the Prospectus are true and accurate in all material respects and nothing has been omitted from such description which would make the same misleading in any material respects. No Approvals are required under any PRC Law in connection with the Agreements or the performance of the terms thereof ([except for the filing of the Trademark License Agreement and the approval and filing requirements under the Call Option Agreement and Equity Pledge Agreement described therein]), and no stamp duty or similar tax is required to be paid in connection with the Agreements (except for the Business Cooperation Agreement, Technology License and Service Agreement, Trademark License Agreement and Equity Pledge Agreement listed on Schedule I, stamp duty on which each of the PRC Group Entities has undertaken to pay when due).

9. None of the PRC Group Entities is entitled to any immunity from any legal proceedings or process or from enforcement, execution or attachment in respect of their obligations in the transactions contemplated under any of the Agreements.

10. Except as described in the Pricing Disclosure Package as of the Applicable Time, to the best of our knowledge after due inquiry, there are no legal, arbitration or governmental proceedings pending, threatened or contemplated in the PRC by or against any of the PRC Group Entities, or to which the property of any of them may be subject, which we believe would be determined adversely against any of the PRC Group Entities and, if determined adversely against any of the PRC Group Entities, would individually or in the aggregate have a material adverse effect on the PRC Group Entities.

11. The statements in the Pricing Disclosure Package as of the Applicable Time and the Prospectus under the sections entitled "Prospectus Summary", "Risk Factors", "Our Corporate Structure", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Industry", "Business", "Recent Acquisition of Framedia", "Regulation of Our Industry", "Management", "Related Party Transactions", "Taxation" and "Enforcement of Civil Liabilities", to the extent such statements relate to matters of PRC Law, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

12. The choice of PRC Law as the governing law in any of the Agreements that by their terms are governed by PRC Law is a valid choice of governing law and will be binding on the parties to the relevant Agreement.

13. Except as disclosed in the Pricing Disclosure Package as of the Applicable Time, all dividends declared and payable upon the equity interests in each of Focus Media Technology and Framedia Investment may under PRC Law be paid to Focus Media Hong Kong in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends are not and, except as disclosed in the Pricing Disclosure Package as of the Applicable Time, will not be subject to withholding or other taxes under PRC Law and, except as disclosed in the Pricing Disclosure Package as of the Applicable Time, are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any authorization from any PRC Authorities in the PRC.

14. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to any PRC Authorities in connection with (A) the deposit with the Depositary of Shares against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company and the Selling Shareholders of the ADSs and the Shares to or for the respective accounts of the Underwriters or (C) the sale and delivery outside PRC by the Underwriters of the ADSs and the Shares to the initial purchasers thereof in the manner contemplated in the Underwriting Agreement.

15. The (A) irrevocable submission of each of the Company and the Selling Shareholders to the jurisdiction of any New York Court, (B) waiver by each of the Company and the Selling Shareholders of any objection to the venue of a proceeding in a New York Court, (C) waiver and agreement not to plead an inconvenient forum, (D) waiver of sovereign immunity, and (E) agreement of each of the Company and the Selling Shareholders that the Underwriting Agreement, the Deposit Agreement, the Custody Agreements and the Powers of Attorney (collectively, the "Underwriting Documents") shall be construed in accordance with and governed by the laws of the State of New York, in each case is legal, valid and binding under PRC Law and any judgment obtained in a New York Court arising out of or in relation to the obligations of each of the Company and the Selling Shareholders under the Underwriting Documents, as applicable, will be recognized by the PRC Authorities, and service of process duly effected in the manner set forth in the Underwriting Documents, will be effective, insofar as PRC Law is concerned, to confer valid personal jurisdiction over each of the Company and the Selling Shareholders, subject to (i) relevant PRC Law including without limitation the PRC Civil Procedural Law and the provisions regarding choice of foreign law under PRC General Principles of Civil Law to the effect that choice of foreign law to circumvent compulsory or prohibitive PRC regulatory provisions is invalid under PRC Law, and (ii) the conditions described under the caption "Enforceability of Civil Liabilities" in the Pricing Disclosure Package as of the Applicable Time;

16. The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene PRC Law;

17. The (A) issue and sale of the Shares and the ADSs being delivered at such Time of Delivery, (B) deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at such Time of Delivery, (C) compliance by the Company with all of the provisions of the Underwriting Agreement, the Deposit Agreement and the Custody Agreements
      (D) compliance by each of the Selling Shareholders with all of the provisions of the Underwriting Documents, and (E) consummation of the transactions contemplated under the Underwriting Documents, in each case will not (i) result in any violation of or penalty under any PRC Law, or
      (ii) result in any violation or breach of the business license, articles of association or other constitutional or organizational documents of the PRC Group Entities, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the PRC Group Entities is a party or by which any of the PRC Group Entities is bound or to which any of the property or assets of any of the PRC Group Entities is subject, except for such violation, breach or default under clauses (i) and (iii) which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, shareholders' equity, results of operations or position, financial or otherwise, of the PRC Group Entities and which would not prevent the transactions in clauses (A), (B), (C), (D) and (E) of this paragraph from occurring;

18. Except as disclosed in the Pricing Disclosure Package as of the Applicable Time, no Approvals are required for the Underwriters and the Company in connection with issue and sale of the Shares and the ADSs, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at such Time of Delivery or the consummation of the transactions contemplated by the Underwriting Documents. In giving such opinion, (A) with respect to all matters of United States federal and New York law we have relied upon the opinions of United States counsel for the Company delivered to the Company, (B) with respect to all matters of Cayman Islands law and the laws of other jurisdictions of the Selling Shareholders we have relied upon the opinions of counsel for the Company and the Selling Shareholders in the respective jurisdictions delivered to the Company and (C) with respect to all matters of Hong Kong law we have relied upon the opinions of Hong Kong counsel for the Company delivered to the Company;

Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package as of the Applicable Time or the Registration Statement or the Prospectus (except as otherwise specifically stated in opinion 8 and opinion 11 above), we have no reason to believe that, as of its effective date, the Registration Statement (other than the financial statements and related schedules therein, as to which we do not express any opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of the date of the Prospectus or the date hereof, the Prospectus (other than the financial statements and related schedules therein, as to which we do not express any opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Pricing Disclosure Package as of the Applicable Time (other than the financial statements and related schedules therein, as to which we do not express any opinion) contained an untrue statement of material fact, or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion is subject to the following qualifications:

      (a) This opinion, as it relates to the enforceability of the Agreements, the Underwriting Documents or any other agreements to which any of the PRC Group Entities, Jason Nanchun Jiang or Jimmy Wei Yu is a party, is subject to (A) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) possible judicial or administrative actions or any PRC Law affecting creditors' rights, and (C) certain equitable, legal or statutory principles affecting the enforceability of contractual rights generally under concepts of public interest, interests of the State, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation.

      (b) This opinion relates only to PRC Law and we express no opinion as to any laws other than PRC Laws.

PRC Law as used in this opinion refers to PRC Law currently in force as of the date of the opinion and as of the Applicable Time and there is no guarantee that any of such PRC Law will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in the Prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder. This opinion is delivered solely to you and solely for the purpose of and in connection with the Registration Statement publicly submitted to the Securities and Exchange Commission on the date of this opinion.

Yours faithfully,

Fangda Partners

                                   SCHEDULE I

                                   AGREEMENTS

1.    Control Documents

(1) Call Option Agreement, dated as of March 28, 2005, among Jason Nanchun Jiang, Jimmy Wei Yu, Shanghai Focus Media Advertisement Co., Ltd., certain subsidiaries of Shanghai Focus Media Advertisement Co., Ltd. and Focus Media Technology (Shanghai) Co., Ltd.;

(2) Trust Agreement, dated as of March 28, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Focus Media Technology (Shanghai) Co., Ltd.;

(3) Loan Agreement, dated as of March 28, 2005, among Jimmy Wei Yu, Focus Media Technology (Shanghai) Co., Ltd., and Shanghai Focus Media Advertisement Co., Ltd.;

(4) Loan Agreement, dated as of March 28, 2005, between Jason Nanchun Jiang and Focus Media Technology (Shanghai) Co., Ltd.;

(5) Trademark License Agreement, dated as of [ ], among Focus Media Holding Limited, Shanghai Focus Media Advertisement Co., Ltd. and certain subsidiaries of Shanghai Focus Media Advertisement Co., Ltd.;

(6) Equity Pledge Agreement, dated as of March 28, 2005, among Jason Nanchun Jiang, Jimmy Wei Yu, Shanghai Focus Media Advertisement Co., Ltd., Focus Media Technology (Shanghai) Co., Ltd., and certain subsidiaries of Focus Media Advertising C; and

(7) Shareholders' Voting Rights Proxy Agreement, dated as of March 28, 2005, among Jason Nanchun Jiang, Jimmy Wei Yu, Shanghai Focus Media Advertisement Co., Ltd., Focus Media Technology (Shanghai) Co., Ltd. and certain subsidiaries of Shanghai Focus Media Advertisement Co., Ltd..

(8) Technology License and Service Agreement, dated as of March 28, 2005, between among Focus Media Digital Information Technology (Shanghai) Co. Ltd., Shanghai Focus Media Advertisement Co. Ltd., and certain subsidiaries of New Focus Media Advertisement Co., Ltd.;

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

2.    Distribution Agreements

(1) Agreement dated as of May 12, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Fuoshan City Shun De District Tian Long Trading Co., Ltd.;

(2) Agreement dated as of March 8, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Ying Rui Machinery Co., Ltd.;

(3) Agreement dated as of March 3, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Taizhou Focus Media Center;

(4) Agreement dated as of June 19, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Guizhou Han He Advertisement Co. Ltd.;

(5) Agreement dated as of June 28, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Shanxi Tai Yuan Da Xian Commercial & Trading Advertising Consulting Center;

(6) Agreement dated as of May 13, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Jilin Focus Media Co., Ltd.

(7) Agreement dated as of January 12, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Henan Hong Cheng Advertising Communications Co., Ltd.;

(8) Agreement dated as of July 15, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Jiangsu Feishi Advertisement Co., Ltd.;

(9) Agreement dated as of March 1, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Suzhou Jin Cheng Advertising Co., Ltd.;

(10) Agreement dated as of January 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Nanchang Focus Media Advertisement Co., Ltd.;

(11) Agreement dated as of February 25, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Ningbo You Yi Advertising Co., Ltd.;

(12) Agreement dated as of April 1, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Jinghua Yun Ke Focus Media Culture Communications Co., Ltd.;

(13) Agreement dated as of November 1, 2003, between Shanghai Focus Media Advertisement Co., Ltd. and Ha'erbing Qian Long Advertising Co., Ltd.;

(14) Agreement dated as of October 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Guangxi Hua Shan Culture Communications Co., Ltd.;

(15) Agreement dated as of August 27, among Shanghai Focus Media Advertisement Co., Ltd., Hainan Guo Yu Advertising Co., Ltd., Hainan Guo Yu Focus Media Co., Ltd. and Hainan Guo Yu Target Media Co., Ltd.;

(16) Agreement dated as of December 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Xinjiang Focus Media Information Consulting Co., Ltd.;

(17) [Agreement dated as of October 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Chengdu Lide Advertisement Co., Ltd.;

(18) [Agreement dated as of September 2, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Yancheng Jinzhong Advertisement Co., Ltd.;]

(19) [Agreement dated as of August 5, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Tangshan Haoxiang Commercial & Trade Co., Ltd.;]

(20) [Agreement dated as of October 10, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Zhenjiang Focus Media Advertisement Co., Ltd.;]

(21) [Agreement dated as of October 30, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Xuzhou Lanse Jingdian Advertisement & Communications Co., Ltd.;]

(22) [Agreement dated as of June 7, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Taizhou Xianfeng Advertisement Co., Ltd.;]

(23) [Agreement dated as of May 16, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Shandong Bingzhou Group Co., Ltd.;]

(24) [Agreement dated as of April 28, 2005 between Shanghai Focus Media Advertisement Co., Ltd. and Xizang Focus Media Advertisement Co., Ltd.;]

(25) [Agreement dated as of June 30, 2005 between Shanghai Focus Media Advertisement Co., Ltd. and Jiujiang Focus Media Advertisement Co., Ltd.;]

(26) [Agreement dated as of May, 2005 between Shanghai Focus Media Advertisement Co., Ltd. and Jiangmen Pengjiang District Baileng Advertisement Co., Ltd.;]

(27) [Agreement dated as of March 28, 2005 between Shanghai Focus Media Advertisement Co., Ltd. and Zhuzhou Focus Media Advertisement Co., Ltd.;]

(28) [Agreement dated as of April 11, 2005 between Shanghai Focus Media Advertisement Co., Ltd. and Inner Mongolia Shengkaiyuan Advertisement Co., Ltd.;]

3.    Acquisition Agreements

(1) Basic Terms of Cooperation, dated September 1, 2004, between Focus Media Holding Limited and Shanghai Hechuang Information Technology Co., Ltd., which was subsequently terminated and rescinded by the parties on February 28, 2005;

(2) Equity Transfer Agreement, dated September 25, 2004, between Shanghai Hechuang Information Technology Co., Ltd and Jimmy Wei Yu;

(3) Share Purchase and Shareholders Agreements relating to One Issued and Outstanding Ordinary Share in Focus Media Qingdao Limited, dated September 25, 2004, among Junyan Zhang, Focus Media Holding Limited and Focus Media Qingdao Limited;

(4) Confirmation Letter issued by and among Focus Media Holding Limited, Shanghai Hechuang Information Technology Co., Ltd., Jimmy Wei Yu, Junyan Zhang and Focus Media Qingdao Limited;

(5) Basic Terms of Cooperation, dated September 5, 2004, between Focus Media Holding Limited and Shanghai Hechuang Information Technology Co., Ltd., which was subsequently terminated and rescinded by the parties on March 1, 2005;

(6) Equity Transfer Agreement, dated September 25, 2004, between Shanghai Hechuang Information Technology Co., Ltd and Jimmy Wei Yu;

(7) Share Purchase and Shareholders Agreement relating to One Issued and Outstanding Ordinary Share in Focus Media Changsha Limited, dated September 25, 2004, among Du Kang, Focus Media Holding Limited and Focus Media Changsha Limited.;

(8) Confirmation Letter issued by and among Focus Media Holding Limited, Shanghai Hechuang Information Technology Co., Ltd., Jimmy Wei Yu, Du Kang, and Focus Media Changsha Limited;

(9) Basic Terms of Cooperation, dated August 30, 2004, between Focus Media Holding Limited and Shanghai Hechuang Information Technology Co., Ltd., which was subsequently terminated and rescinded by the parties on March 1, 2005;

(10) Equity Transfer Agreement, dated September 25, 2004, between Shanghai Hechuang Information Technology Co., Ltd and Jimmy Wei Yu;

(11) Share Purchase and Shareholders Agreement, dated September 24, 2004 relating to One Issued and Outstanding Ordinary Share in Focus Media Dalian Limited, among Haobo Xie, Focus Media Holding Limited and Focus Media Dalian Limited;

(12) Confirmation Letter issued by and among Focus Media Holding Limited, Shanghai Hechuang Information Technology Co., Ltd., Jimmy Wei Yu, Haobo Xie, and Focus Media Dalian Limited;

(13) Share Acquisition Agreement, dated September 20, 2004, between Victory Venture Capital Limited and Focus Media Holding Limited;

(14) Equity Transfer Agreement, dated July 1, 2004, between Shanghai Jin Shen Network Technology Development Co., Ltd and Feng Ren;

(15) Amendment Agreement, dated November 16, 2004, between Shanghai Jin Shen Network Technology Development Co., Ltd. and Feng Ren;

(16) Basic Terms of Cooperation, dated September 2, 2004, among Focus Media Holding Limited, Zhejiang Ling Zhi Meticulous Chemical Industry Co., Ltd., Xiaohong Geng, Jason Nanchun Jiang and Focus Media Technology (Shanghai) Co., Ltd.;

(17) Equity Transfer Agreement, dated September 6, 2004, among Zhejiang Ling Zhi Meticulous Chemical Industry Co., Ltd., Xiaohong Geng, and Jason Nanchun Jiang;

(18) Equity Transfer Agreement, dated July 7, 2004, among Yunnan Ming Yuan Advertising Co., Ltd., Yunnan Jie Di Advertising Engineering Co., Ltd., Jun Hu and Shanghai Focus Media Advertisement Co., Ltd.;

(19) Equity Transfer Agreement, dated March 25, 2004, among Jun Ge, Junxun Zhang, Jason Nanchun Jiang and Hao Peng;

(20) Equity Transfer Agreement, dated July 13, 2004, among Biao Wang, Xu Chen and Shanghai Focus Media Advertisement Co., Ltd.;

(21) Equity Transfer Agreement, dated September 20, 2004, among Zonghao Li, Xiaoli Wei, Hongmei Li and Jason Nanchun Jiang;

(22) Equity Transfer Agreement, dated April 9, 2004, between Shanghai Focus Media Advertisement Co., Ltd. and Jimmy Wei Yu.

(23) Equity Transfer Agreement, dated February 25, 2005, between Shanghai Focus Media Advertisement Co., Ltd. and Junrong Zhang;

(24) Equity Transfer Agreement, dated March 4, 2005, among Xiamen Guo Mao Group Co., Ltd., Xiamen Guo Mao Real Estate Co., Ltd., Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Focus Media Advertising Agency Co., Ltd.;

(25) Equity Transfer Agreement, dated January 12, 2005, among Huizhou Focus Media Culture Distribution Co., Ltd., Weijian Huang, Shanghai Focus Media Advertisement Co., Ltd. and Jimmy Wei Yu;

(26) Share Acquisition Agreement, dated March 14, 2005, among Longxin Zhang, Focus Media Holding Limited and Hebei Tianma Weiye Advertising Company Ltd.;

(27) Equity Transfer Agreement, dated March 22, 2005, among Longxin Zhang, Cuibao Zhu, Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Focus Media Advertising Agency Co., Ltd.;

(28) Share Acquisition Agreement, dated January 10, 2005, among Shisheng Liu, Haiqi Zhao, Lei Liu, Yong Shi, Focus Media Holding Limited, Capital Beyond Limited and Guangzhou Framedia Advertising Company Ltd.;

(29) Equity Transfer Agreement, dated January 20, 2005, among Shisheng Liu, Haiqi Zhao, Lei Liu, Yong Shi, Shanghai Focus Media Advertisement Co., Ltd. and Jimmy Wei Yu;

(30) Share Acquisition Agreement, dated January 5, 2005, among Tong Shi, Ge Shi, Rong Ma, Focus Media Holding Limited and Tianjin Focus Tongsheng Advertising Company Ltd.;

(31) Equity Transfer Agreement, dated January 25, 2004, among Tong Shi, Ge Shi, Rong Ma and Shanghai Focus Media Advertisement Co., Ltd;

(32) Equity Transfer Agreement, dated August 15, 2005, among Shenzhen Bianjie Advertisement Information Co., Ltd., Aiguo Fang, Shanghai Focus Media Advertisement Co., Ltd. and Shanghai Focus Media Advertising Agency Co., Ltd.;

(33) Equity Transfer Agreement, dated August 3, 2005, among Liaoning Hongyuan Electronic Co., Ltd., Shenyang Mingqi Commerce & Trading Co., Ltd. and Shanghai Focus Media Advertisement Co., Ltd.; and

(34) Share Purchase Agreement, dated October 15, 2005, among Focus Media Holding Limited, Total Team Investments Limited and the other Infoachieve Limited Parties.